    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2001

                                                    Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                JENNY CRAIG, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                    33-0366188
------------------------------                   ----------------------------
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)


    11355 NORTH TORREY PINES ROAD, LA JOLLA, CALIFORNIA    92037
--------------------------------------------------------------------------------
        (Address of Principal Executive Offices)         (Zip Code)


                    JENNY CRAIG, INC. 1991 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)


                                  SIDNEY CRAIG
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                JENNY CRAIG, INC.
                          11355 NORTH TORREY PINES ROAD
                           LA JOLLA, CALIFORNIA 92037
                                 (858) 812-7000
--------------------------------------------------------------------------------
                 (Name, address and telephone number, including
                        area code, of agent for service)


                                    COPY TO:
                            THOMAS W. DOLLINGER, ESQ.
                               PROSKAUER ROSE LLP
                       2049 CENTURY PARK EAST, SUITE 3200
                          LOS ANGELES, CALIFORNIA 90067


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
   Title of securities          Amount to be          Proposed maximum               Proposed maximum            Amount of regis-
     to be registered          registered (1)     offering price per unit (2)   aggregate offering price (2)      tration fee (2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par              500,000 shares               $1.3125                     $656,250                       $164.06
value $.000000005
==================================================================================================================================

(1) Represents the number of additional shares of Common Stock that may be acquired upon exercise of options that may be issued under the Jenny Craig, Inc. 1991 Stock Option Plan (the "Plan") as a result of certain amendments to the Plan which were approved by stockholders of the Registrant. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement also registers such additional number of shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange as reported in the consolidated reporting system for January 29, 2001.

================================================================================

                          Form S-8 Page 1 of 11 pages.

                                EXPLANATORY NOTE


     This Registration Statement is being filed for the purpose of registering an additional 500,000 shares of Common Stock, $.000000005 par value, of Jenny Craig, Inc., a Delaware corporation (the "Registrant"), which may be issued upon exercise of options granted under the Jenny Craig, Inc. 1991 Stock Option Plan (the "Plan"), which shares were added to the Plan in accordance with an amendment to the Plan approved by stockholders of the Registrant. Such shares of Common Stock are of the same class as other securities of the Registrant for which two Registration Statements on Form S-8 (No. 33-47594 and No. 33-86098) are already effective. The contents of the earlier Registration Statements on Form S-8 (No. 33-47594 and No. 33-86098) are incorporated herein by reference, except that the legality of the additional shares of Common Stock of the Registrant offered hereby that may be purchased upon exercise of options to be granted under the Plan will be passed upon for the Registrant by Proskauer Rose LLP, 2049 Century Park East, Suite 3200, Los Angeles, California 90067.



                                 Form S-8 Page 2

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed in (a) and (b) below are incorporated by reference in this Registration Statement. The file number of the Registrant for reports filed by it pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") is 0-10887.

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

     (b) Registrant's Report on Form 10-Q for the period ended September 30, 2000; and

     (c) The Description of Capital Stock contained in the Registrant's Registration Statement on Form 8-A dated October 29, 1991, filed pursuant to Section 12 of the Securities Exchange Act of 1934.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock offered hereby then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the shares of Common Stock offered hereby has been passed upon for the Registrant by Proskauer Rose LLP, 2049 Century Park East, Suite 3200, Los Angeles, California 90067. Marvin Sears, Esq., a partner of such firm and owner of options to purchase 19,000 shares of Common Stock under the 1991 Stock Option Plan of the Company, is the Secretary and a director of the Registrant and its subsidiary, Jenny Craig Weight Loss Centres, Inc. Mr. Sears is entitled to a grant of options to purchase 500 additional shares effective on October 28 of each year, so long as he remains a non-employee director of the Registrant. Other members of such firm own or may own shares of Common Stock of the Registrant.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Article Ninth of the Restated Certificate of Incorporation of the Registrant provides for indemnification of directors, officers and certain other persons by the Registrant to the full extent permitted by law. Under the General Corporation Law of the State of Delaware (the "Delaware Code"), the state in which the Registrant is organized, directors


                                 Form S-8 Page 3
and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct to have been unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action. Moreover, the Delaware Code requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The Delaware Code provides that the rights to indemnification and advancement of expenses provided by or granted pursuant to the Delaware Code are not exclusive of any other rights to indemnification that may be afforded by any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The employment agreements of Sidney and Genevieve Craig provide that the Registrant shall indemnify Sidney and Genevieve Craig to the maximum extent permitted by law against claims, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by either of them in connection with any action in which either of them is made or threatened to be made a party by reason of the fact that he or she was or is an officer or employee of the Registrant.

     The Registrant maintains directors and officers liability insurance. In addition to covering directors and officers of the Registrant, such insurance also insures the Registrant against amounts paid by it to indemnify directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8. EXHIBITS.

    Exhibit Numbers            Description
    ---------------            -----------

        5.1             Opinion of Proskauer Rose LLP.

       23.1             Consent of KPMG LLP.

       23.2 Consent of Proskauer Rose LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

       24.1             Power of Attorney (included on the Signature Page).



ITEM 9. UNDERTAKINGS.

     Post-effective Amendments.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


                                 Form S-8 Page 4

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Subsequent Exchange Act Documents.

     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 Form S-8 Page 5

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on this 31st day of January, 2001.

                                   JENNY CRAIG, INC.


                                   By: /s/ Sidney Craig
                                       ------------------------------
                                       Sidney Craig
                                       Chairman and Chief Executive Officer


                            GENERAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each officer and director whose signature appears below, hereby authorizes, constitutes and appoints SIDNEY CRAIG, DUAYNE WEINGER and MARVIN SEARS, and each of them acting singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement for the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Jenny Craig, Inc. and any and all post-effective amendments to this registration statement, together with any and all exhibits hereto and thereto and other documents required to be filed with respect hereto and thereto and to file the same with the Securities and Exchange Commission and any other regulatory or other authority, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and incorporate such changes as any of the said attorneys-in-fact deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         Signature                                  Title                                        Date
         ---------                                  -----                                        ----

  /s/ Sidney Craig                           Chairman of the Board and                      January 31, 2001
---------------------------------------      Chief Executive Officer
Sidney Craig                                 (Principal Executive Officer)

  /s/ Genevieve Craig                        Chair of the Executive                         January 31, 2001
---------------------------------------      Committee and Director
Genevieve Craig

  /s/ Patricia Larchet                       President, Chief Operating                     January 31, 2001
---------------------------------------      Officer and Director
Patricia Larchet

  /s/ Duayne Weinger                         Vice-Chairman, Chief                           January 31, 2001
---------------------------------------      Administrative Officer and
Duayne Weinger                               Director


                                 Form S-8 Page 6



         Signature                                  Title                                        Date
         ---------                                  -----                                        ----



  /s/ James S. Kelly                            Vice President, Chief Financial                January 31, 2001
---------------------------------------         Officer and Treasurer
James S. Kelly                                  (Principal Financial and
                                                Accounting Officer)


  /s/ Marvin Sears                              Secretary and Director                         January 31, 2001
---------------------------------------
Marvin Sears


  /s/ Andrea Van de Kamp                        Director                                       January 31, 2001
---------------------------------------
Andrea Van de Kamp


  /s/ Robert Wolf                               Director                                       January 31, 2001
----------------------------------------
Robert Wolf


                                 Form S-8 Page 7

                                  EXHIBIT INDEX



Exhibit
Number            Description                                                                                  Page
--------          -----------                                                                                  ----
 5.1              Opinion of Proskauer Rose LLP.................................................................  9

23.1              Consent of KPMG LLP........................................................................... 11

23.2              Consent of Proskauer Rose LLP (included in their opinion
                  filed as Exhibit 5.1 to this Registration Statement). ........................................ --

24.1              Power of Attorney (included on the Signature Page) ........................................... --


                                 Form S-8 Page 8